EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of BabyUniverse, Inc. and subsidiaries of our report dated June 13, 2005 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.
/s/ Lieberman & Associates, P.A.
Lieberman & Associates, P.A.
Fort Lauderdale, Florida
June 14, 2007